Exhibit 10.38

September [•], 2020

Equity Adjustment Agreement for Senior Executives

This agreement (this “Agreement”) describes certain adjustments that are being made to outstanding equity or equity-based incentive awards of Foundation Technology Worldwide LLC (“FTW”) and any FTW Class A Units received under such awards (collectively, “Awards”) issued under the McAfee 2017 Management Incentive Plan (formerly known as the Foundation Technology Worldwide LLC 2017 Management Incentive Plan) (as amended from time to time, the “2017 Plan”), as well as purchased or otherwise acquired FTW Class A Units (“Co-Invest Equity”), in connection with the initial public offering of shares of Class A common stock of McAfee Corp. (“McAfee”) and the related reorganization transactions (together, the “IPO”). FTW, its subsidiaries, and McAfee are collectively referred to in this Agreement as the “Company”.

In connection with the IPO, McAfee is becoming an equityholder in FTW and shares of Class A common stock of McAfee (“McAfee Shares”) are expected to become publicly traded on the NASDAQ Global Select Market.

You are receiving this Agreement because you and/or persons related to you (which we together refer to as “you” or the “Participant”) currently hold one or more Awards (“your Awards”) and/or Co-Invest Equity (“your Co-Invest Equity”) that will be adjusted in connection with IPO. The IPO constitutes a Covered Transaction under the 2017 Plan and this Agreement (including all terms set forth herein) reflects the arrangement governing the terms of such Covered Transaction. The purpose of this Agreement is to set forth certain adjustments that are being made to the terms of your Awards and/or your Co-Invest Equity that, notwithstanding anything to the contrary in your Award Agreement(s), the 2017 Plan, any subscription agreement and/or equity investment plan related to your Co-Invest Equity and/or the FTW limited liability company agreement (as amended and/or amended and restated from time to time, including the amendment and restatement effective in connection with the consummation of the IPO (unless otherwise expressly provided herein), the “LLC Agreement”) or any other plan or agreement applicable to you or to which you are a party, apply to your Award(s) and/or your Co-Invest Equity as of and following the effective time of this Agreement, as described below.

1. Effective Time; Defined Terms; No Call Option.

a. This Agreement, in its entirety, is effective as of immediately prior to the consummation of the IPO (the “Effective Time”). Notwithstanding the foregoing, if the IPO is not consummated on or before March 31, 2021, this Agreement will be null and void and have no force or effect. In the event that any Awards or Co-Invest Equity described herein are not outstanding as of immediately prior to the Effective Time, the treatment described herein shall not apply and such Awards and/or Co-Invest Equity will be treated in accordance with its otherwise applicable terms.

b. Capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the 2017 Plan, a relevant award agreement, a relevant subscription agreement or the LLC Agreement, in each case, as applicable. All references in the remainder of this Agreement and in the governing documents to Award(s) and Co-Invest Equity dated prior to the date hereof to “RSUs”, “Class A Units”, and “Management Incentive Units” (and, in each case, similar and correlative terms) are to be construed to refer to “FTW RSUs”, “FTW Class A Units”, or “FTW Management Incentive Units” (or, in each case, similar and correlative terms), respectively, after taking into account the adjustments described herein and Reorganization Transactions contemplated by Section 8 below. With respect to any Award (or portion thereof) that is being converted into an award in respect of McAfee Shares, references in the governing documents to the “Company” shall be construed to refer to (or to also include) McAfee to the extent necessary or appropriate to give effect to such assumption or conversion and the transactions described herein, in each case, as determined by the Administrator of the 2017 Plan in its sole discretion.

c. Notwithstanding anything herein or in the LLC Agreement to the contrary, the call option set forth in Section 4.03 of the LLC Agreement shall not apply to your FTW Class A Units or FTW MIUs.

2. FTW Class A Units.

a. FTW Class A Units issued to you prior to the Effective Time (however acquired) may, at your election, but subject to the terms of the LLC Agreement (including the right of McAfee to cash settle exchanged FTW Class A Units), be exchanged for McAfee Shares (but, notwithstanding any term of the LLC Agreement to the contrary, in no event earlier than January 1, 2021). Any election to exchange FTW Class A Units for McAfee Shares will be subject to the additional terms and conditions specified in the LLC Agreement and McAfee Shares acquired upon any such exchange will be subject to the transfer restrictions described herein.

b. Any FTW Class A Units that you do not exchange for McAfee Shares (and that are not cash settled pursuant to the LLC Agreement) will continue to be governed by the terms of the governing documents pursuant to which they were issued and the LLC Agreement (as the same have been or may be amended from time to time, including as set forth herein).

3. FTW Management Incentive Units.

i. Any unvested FTW Management Incentive Units (“FTW MIUs”) you hold will remain outstanding and continue to vest on the same time-based vesting schedule that applies to them currently, and will remain subject to the same performance-vesting conditions that apply to them currently (if any), except as adjusted in this Agreement. Vested FTW MIUs (including FTW MIUs that, by their terms as adjusted herein, become vested following the IPO), may, at the election of the Participant, but not earlier than January 1, 2021 and subject to the other terms of the LLC Agreement (including the right of McAfee to cash settle exchanged Units of FTW), be exchanged for McAfee Shares after first being converted to FTW Class A Units. Except as expressly set forth herein, all FTW MIUs will remain subject to the terms of the governing documents pursuant to which they were issued and the LLC Agreement (as the same have been or may be amended from time to time) and McAfee Shares acquired upon any such exchange will be subject to the transfer restrictions described herein.

b. Any FTW MIUs that are not exchanged for McAfee Shares (and that are not cash settled pursuant to the LLC Agreement) will continue to be governed by the terms of the governing documents pursuant to which they were issued and the LLC Agreement (as the same have been or may be amended from time to time, including as set forth herein).

4. FTW RSUs, PSUs, CRSUs and CPSUs.

a. As of the IPO, FTW “RSUs” (including those with time- and/or performance-based vesting conditions (including those sometimes referred to as “PSUs”), collectively, “FTW RSUs”) and cash-settled FTW RSUs (and including those with time- and/or performance-based vesting conditions (and including those sometimes referred to as “CPSUs”), collectively, “FTW CRSUs”) that by their terms become payable in connection with the IPO will be settled in McAfee Shares, unless otherwise set forth in the Non-U.S. Addendum, based on the price of a share of Class A common stock of McAfee as of the Effective Time (or, if applicable, as of the date of your earlier termination of employment). Except as otherwise permitted by the Company pursuant to Section 9 below or as otherwise set forth in the Non-U.S. Addendum, a portion of such McAfee Shares will be sold pursuant to a broker-assisted sale in order to generate sufficient cash to satisfy applicable withholding taxes, if any (at up to maximum statutory withholding rates) in respect of such FTW RSUs and/or FTW CRSUs, as applicable.

b. Unvested FTW RSUs and unvested FTW CRSUs will be, as of the Effective Time, assumed by McAfee and converted into an equal number of restricted stock units that will be settled in McAfee Shares (“McAfee Converted RSUs”) once vested, which will be eligible to vest on the same time-based vesting schedule, and subject to the same performance-based vesting conditions (if any), except as adjusted in this Agreement, as applied to the original FTW RSUs or FTW CRSUs, as applicable.

c. Except as otherwise expressly provided herein, McAfee Converted RSUs will remain subject to the same terms that applied to original FTW RSUs or FTW CRSUs, as applicable, by the terms of the governing documents pursuant to which they were issued (as the same have been or may be amended from time to time, including as set forth herein).

5. Tax Receivable Payments. You will be eligible for payments under that certain Tax Receivable Agreement by and among McAfee Corp., FTW and certain other parties, as amended from time to time, pursuant to its terms.

6. Lock-Ups.

a. Notwithstanding anything herein to the contrary, and without limiting the terms set forth herein, all Units of FTW and all McAfee Shares received in respect of your Awards and your Co-Invest Equity will be subject to transfer restrictions during the 180-day period that follows the IPO (the “Lock-Up Period”) as agreed upon with the underwriters in connection with the IPO, which will be communicated to you separately.

b. In addition, notwithstanding anything herein or any other document to the contrary, in connection with any public offering of capital stock of McAfee that follows the IPO, if determined by the Board or the underwriters managing such public offering, you will be subject to a customary lock-up following such public offering restricting sales of (and similar transactions in) McAfee Shares, Units of FTW and all other classes of capital stock of McAfee; provided that the Company shall use commercially reasonable efforts to provide that any such lock-up will not exceed 90 days and will include a customary exception for sales pursuant to a Rule 10b5-1 plan. The Board (or its delegate) shall act as the attorney-in-fact for you to act on your behalf in executing any such lock-up agreement and such power-of-attorney will survive your bankruptcy, dissolution, death, adjudication of incompetence or insanity giving such power and the transfer or assignment of all or any part of your equity interest in McAfee or FTW.

7. Additional Transfer Restrictions. Notwithstanding anything herein to the contrary, after the expiration of the Lock-Up Period (and, for the avoidance of doubt, without limiting the other limitations set forth or referenced herein), all FTW Class A Units, FTW MIUs and McAfee Shares constituting or received in respect of FTW Class A Units, FTW MIUs or other Awards held by you will be subject to the following additional transfer restrictions:

a. Except as provided in Section 7(b) and (c) below, in each calendar quarter beginning with the calendar quarter in which the Lock-Up Period expires, sales of McAfee Shares by you will be limited to the sum of: (i) 5.0% of vested McAfee Shares (including, without limitation, vested MAC Conversion Shares (as defined below)) you hold after having received them in respect of Awards (or in exchange for FTW Class A Units received under Awards or for Co-Invest Equity, as applicable), (ii) 5.0% of the number of McAfee Shares you are eligible to receive in respect of the exchange of vested FTW Class A Units you hold, and (iii) the number of McAfee Shares you are eligible to receive in respect of the exchange of 5.0% of the number of vested FTW MIUs subject to each grant you hold (the sum of the McAfee Shares described in clauses (i) through (iii) (without regard to the 5.0% limit applicable to each clause), collectively, your “Eligible Equity” and the number of McAfee Shares represented by Eligible Equity (taking into account the 5.0% limit applicable in respect of each of clauses (i), (ii) and (iii)) that are eligible for sale in a given calendar quarter, the “Quarterly Max”). For purposes of determining your Eligible Equity and Quarterly Max, and for purposes of determining the number of McAfee Shares you may sell pursuant to this Section 7(a) and Section 7(c), any McAfee Shares you acquire but are then sold to pay withholding taxes (up to maximum statutory withholding rates) in a broker-assisted or similar transaction will be disregarded (and will not be subject to the restrictions set forth in this Section 7(a) and Section 7(c)). For purposes of Section 7(a), (b) and (c), the amount of your Eligible Equity and your Quarterly Max will be determined as of the first trading day of the applicable calendar quarter. Regardless of whether you choose to sell Eligible Equity up to the Quarterly Max for a given calendar quarter, you will be treated as having sold such amount for purposes of determining the amount of Eligible Equity and the Quarterly Max for each subsequent calendar quarter; provided that if the amount of the Quarterly Max exceeds the number of McAfee Shares that constitute or relate to your Eligible Equity that you sell in a given calendar quarter, such difference (the “Quarterly Shortfall”) may be carried forward for up to the next three calendar quarters and will (to the extent unused and without double counting) be deemed to increase your Quarterly Max during such quarters; and provided further that to the extent that all or any portion of a given Quarterly Shortfall expires without being used the McAfee Shares related to such portion will again be counted as part of your Eligible Equity immediately following such expiration.

b. As of each date on which TPG sells McAfee Shares or FTW Class A Units (an “Applicable TPG Sale Date”), the following will be calculated:

i. the “Applicable_TPG Selldown Percentage”, which is the percentage determined based on (x) the number McAfee Shares and/or FTW Class A Units sold by TPG on the Applicable TPG Sale Date, divided by (y) the number of FTW Class A Units plus the number of McAfee Shares held by TPG as of immediately prior to the Effective Time (after giving effect to the Reorganization Transactions); and

ii. your “Pro Rata Selldown Amount”, which is the number of McAfee Shares determined by (x) multiplying (1) the Applicable TPG Selldown Percentage by (2) your Eligible Equity as of the beginning of the applicable calendar quarter in which the Applicable TPG Sale Date falls, and then subtracting (y) the number of McAfee Shares related to your Eligible Equity that you sold between the beginning of the applicable calendar in which the Applicable TPG Sale Date falls and the Applicable TPG Sale Date.

c. If, as of an Applicable TPG Sale Date, your Pro Rata Selldown Amount exceeds your then available Quarterly Max (for the avoidance of doubt, taking into account its increase by unused and unexpired Quarterly Shortfalls), then:

i. you will become eligible to sell an additional number of McAfee Shares equal to the Pro Rata Selldown Amount; and

ii. the Quarterly Max (as adjusted to the extent of any unused and unexpired Quarterly Shortfalls) for the remainder of the applicable calendar quarter in which the Applicable TPG Sale Date falls will be reduced to zero, all then unused Quarterly Shortfalls will be eliminated and the calculation of the Quarterly Max under Section 7(a) (and your related opportunity to sell McAfee Shares) will commence again in the next calendar quarter that follows the Applicable TPG Sale Date.

In addition, on the date on which the Lock-Up Period expires, the calculation under Section 7(b) will be made based on any McAfee Shares, if any, sold by TPG in the IPO (treating the IPO as the Applicable TPG Sale Date) and such calculation shall be applied under this Section 7(c) to determine whether you will become eligible as of the date the Lock-Up Period expires to sell any McAfee Shares pursuant to this Section 7(c).

If you do not sell the full number of McAfee Shares that become eligible for sale under this Section 7(c) (the “Unused Pro Rata Sale Amount”) as of the date on which a relevant determination is first made, you will retain the right to sell a number of McAfee Shares equal to the Unused Pro Rata Sale Amount (reduced by any subsequent sales of McAfee Shares by you pursuant to this Section 7(c) and the other limitations set forth herein).

d. You will be subject to the rules, policies and agreements of McAfee, FTW, and their affiliates, which may change from time to time in accordance with applicable laws. Such policies may include, without limitation, equity ownership requirements, clawback policies, insider trading policies, registration rights agreements and policies regarding hedging or pledging of securities. In the event of any conflict between such policy, rule or agreement and this Agreement, the more restrictive of the two shall apply.

e. All sales of McAfee Shares (including vested MAC Conversion Shares (as described below)) will be made (i) pursuant to pre-approved trading plans pursuant to Rule 10b5-1 under the U.S. Securities Exchange Act of 1934, as amended, with such plan being in a form reasonably acceptable to McAfee or (ii) when you are not otherwise in possession of material nonpublic information, subject, in each case, to the other limitations described herein.

f. All determinations under this Section 7 will be made by McAfee in good faith and once made will be final and binding on all persons. If there is any change in the capitalization of McAfee or FTW following the Reorganization Transactions that affects the calculations hereunder, such calculations will be equitably adjusted to reflect such change in capitalization, as determined by McAfee in good faith.

g. The restrictions set forth in this Section 7 (other than under Section 7(d), 8(e) and 8(h)) will cease to apply as of the earliest of (i) six (6) months after your employment and all other service relationships with the Company and its affiliates cease, (ii) the date on which TPG ceases to hold at least 10% of the combined FTW Class A Units, McAfee Shares or other equity securities into which such securities are converted or for which they are exchanged that it held as of immediately prior to the IPO and (iii) the date that is forty-two (42) months following the IPO.

h. You will be ineligible to transfer Units of FTW except (i) to an applicable permitted transferee in according with the terms of the LLC Agreement (in which case, such permitted transferee shall be subject to the terms and conditions of the LLC Agreement and as set forth herein mutatis mutandis) or (ii) in exchange for McAfee Shares on the terms set forth in the LLC Agreement.

8. Reorganization Transactions.

a. Prior to or concurrent with the consummation of the IPO, the equity of FTW, including your Awards and your Co-Invest Equity, may be split into a different number of Units of FTW and/or there may be a reorganization of FTW and its affiliates and/or McAfee (which may include a merger or similar transaction of FTW into an affiliate), in order to facilitate the IPO and the transactions contemplated hereby (the “Reorganization Transactions”). In connection with the Reorganization Transactions, your Awards and your Co-Invest Equity will be converted, exchanged and/or adjusted in accordance with the 2017 Plan, the LLC Agreement, the definitive documents that relate to the Reorganization Transactions and/or this Agreement.

b. Notwithstanding anything herein to the contrary, as part of the Reorganization Transactions, prior to the IPO, holders of Units of FTW may receive a distribution of shares in McAfee Acquisition Corp., which (if received) shall be exchanged for McAfee Shares (the “MAC Conversion Shares”). If the Units of FTW with respect to which MAC Conversion Shares are received were unvested at the time of such distribution, such MAC Conversion Shares will be subject to the same vesting schedule and performance-vesting conditions (if any) as those which applied to the unvested Units of FTW to which they relate, as adjusted by this Agreement.

Each Participant holding unvested MAC Conversion Shares will make an 83(b) election not later than fifteen (15) days following the Effective Time. The Lock-Up Period and the additional transfer restrictions described in this Agreement will apply with respect to MAC Conversion Shares. The number of MAC Conversion Shares issued to you will be (or has been) communicated to you separately.

9. Withholding. Notwithstanding anything herein to the contrary, if tax or other withholding is due in connection any transaction contemplated hereby, McAfee may (i) at its election, reduce the number of McAfee Shares or other securities, property or rights delivered to you pursuant to this Agreement by a number of McAfee Shares or other securities, property or rights with an aggregate fair market value equal to the aggregate amount of such withholding at maximum statutory rates for U.S. federal, state, non-U.S. and other taxes (with any fractional McAfee Shares or other securities rounded down to the nearest whole share), (ii) if you and McAfee agree, permit you to deliver cash or cash equivalents in an amount necessary to satisfy such withholding obligations, or (iii) permit or require you to enter into a “broker-assisted” sale of McAfee Shares pursuant to which a number of McAfee Shares with an aggregate fair market value equal to the aggregate amount of such withholding at maximum statutory rates for U.S. federal, state, non-U.S. and other taxes (plus any applicable transaction fees) shall be sold with the net proceeds remitted directly to McAfee or an affiliate of McAfee designated by the Administrator. Any McAfee Shares or other securities, property or rights withheld pursuant to the immediately preceding sentence will be treated as having been delivered to you for all purposes.

10. Certain Non-U.S. Persons. Notwithstanding any provisions in this Agreement, the applicable terms set forth in the Non-U.S. Addendum for your country will supplement or supersede the terms set forth in this Agreement. Moreover, if you relocate to one of the countries included in the Non-U.S. Addendum, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Non-U.S. Addendum constitutes part of this Agreement.

11. Participant Group. In the event that “you” is construed to refer to a current or former individual employee of, or other service provider to, the Company, and related persons (e.g., permitted transferees of such individual), this Agreement shall be construed so all rights of such individual and such related persons shall be applied on a pro rata or other equitable basis among such individual and such other persons (e.g., rights to sell McAfee Shares pursuant to Section 7). Such individual, however, shall be responsible for ensuring the compliance of all persons related to such individual with the requirements hereunder and for obtaining from such requirements any agreements, consents or other documents that the Company may require to give effect to the provisions set forth herein from time to time. All determinations regarding allocations of rights and obligations among any such individual and any related persons will be made by the Company in good faith and will be binding on all persons.

12. Required Actions. You must sign (including by DocuSign or other electronic means, if required by the Company) and return this Agreement not later than 5:00 p.m. CDT on October 7, 2020. By delivering your executed signature page (or causing it to be delivered, including, if applicable, by electronic means), you will be confirming that: (a) you have reviewed and understand the terms set forth of this Agreement and agree to be bound thereby (notwithstanding any applicable local laws regarding the use or enforceability of electronic signatures); and (b) you authorize the Company to take all action it deems necessary or appropriate to effectuate the foregoing on behalf of you without further notice to date to effect such terms.

13. Binding Effect. This Agreement constitutes (and serves as your consent to) an amendment to the terms applicable to your Award(s), the LLC Agreement and any equity received thereunder and your Co-Invest Equity (as applicable) to the extent set forth herein, which (a) will be binding upon the executors, administrators, estates, heirs and legal successors of the Participant as well as any other persons as contemplated by Section 19.1 of the LLC Agreement as in effect as of April 3, 2017 through its amendment and restatement in connection with the IPO; (b) will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws and (c) if applicable, will be subject to any existing arbitration agreement that you have with the Company. Except as described in this Agreement, your Award(s), any equity received thereunder and your Co-Invest Equity (as applicable) will remain subject to their existing terms.

[Remainder of Page Intentionally Left Blank]

FOUNDATION TECHNOLOGY WORLDWIDE LLC

Name: [•]
Title: [•]

McAFEE CORP.

Name: [•]
Title: [•]

[Foundation Worldwide Technology LLC and McAfee Corp.

Equity Adjustment Agreement Signature Page]

ACKNOWLEDGED AND AGREED BY:

The Participant:
On behalf on himself or herself and all related persons

Sign Name:

[Participant Name]

[Foundation Worldwide Technology LLC

Equity Adjustment Agreement Signature Page]

Non-US Addendum

Capitalized terms, unless explicitly defined in this Non-U.S. Addendum, shall have the meanings given to them in the Agreement.

Terms and Conditions

This Non-U.S. Addendum includes special terms and conditions that govern your Awards (“FTW Awards”) and any equity-based incentive awards of McAfee you are receiving under the Agreement (including McAfee Shares, “McAfee Awards” and, together with FTW Awards, “Company Awards”), if you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you transfer to another country after receiving Company Awards, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.

Notifications

This Non-U.S. Addendum also includes information regarding exchange control, tax and certain other issues of which you should be aware with respect to Company Awards. The information is based on the exchange control, tax and other laws in effect in the respective countries as of September 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information contained herein as the only source of information relating to Company Awards, because the information may change after Company Awards are issued to you. In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Therefore, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.

If you are a citizen or resident (or are considered as such for local tax purposes) of a country other than the country in which you are currently residing and/or working, or if you transfer to another country after receiving Company Awards, the information contained herein may not be applicable to you in the same manner.

In addition, the Company expects to provide general country-by-country summaries of the tax consequences and certain other issues associated with the adjustment of your FTW Awards and grant of McAfee Awards under the Agreement. Tax laws often are complex and can change frequently. As a result, you should consult with your personal tax advisor for current information and further guidance regarding your personal tax liabilities and responsibilities associated with the adjustment of your FTW Awards, the grant, vesting and exercise of McAfee Awards, any dividends or distributions under Company Awards, and the sale of McAfee Shares.

ARGENTINA

Notifications

Securities Law Information. The McAfee Awards granted to you under the Agreement are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to any disclosure, prospectus or registration requirements in Argentina.

Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. You are solely responsible for complying with any applicable exchange control rules and should consult with your personal legal advisor prior to remitting proceeds from the sale of McAfee Shares, cash dividends paid on such shares, or any other cash payments under the Agreement (e.g., cash payment in lieu of TRA benefit).

AUSTRALIA

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report.

CANADA

Terms and Conditions

The following terms and conditions apply if you are a Quebec resident:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Notifications

Securities Law Information. You are permitted to sell McAfee Shares acquired hereunder through the designated broker, if any, provided the resale of McAfee Shares takes place outside Canada through the facilities of a stock exchange on which they are listed.

FRANCE

Terms and Conditions

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments received in connection with your Company Awards (including any proceeds realized upon the sale of McAfee Shares or the receipt of any dividends or cash payment in lieu of TRA benefit), the report must be filed electronically by the fifth day of the month following the month in which the payment is received. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.

HONG KONG

Notifications

Securities Law Notice. WARNING: The grant of McAfee Awards and the issuance of McAfee Shares under McAfee Awards do not constitute public offerings of securities under Hong Kong law and are available only to certain eligible employees. The Agreement and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. In addition, the documents have not been reviewed by any regulatory authority in Hong Kong. McAfee Awards are intended only for your personal use, and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, you should obtain independent professional advice.

INDIA

Notifications

Exchange Control Information. You must repatriate to India any proceeds from the sale of McAfee Shares (settled under the Agreement or acquired upon vesting or exercise of McAfee Awards), or any dividends paid on such shares (and possibly also any cash payment in lieu of TRA benefit) within such period of time as will be required under applicable regulations. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or the Employer requests proof of repatriation.

IRELAND

Notifications

Director Notification Obligation. Directors, shadow directors and secretaries of an Irish affiliate of the Company whose interest in the Company represents more than 1% of the Company’s voting share capital must notify the Irish affiliate in writing when acquiring or disposing of their interest in the Company (e.g., McAfee Awards), when becoming aware of the event giving rise to the notification requirement, or when becoming a director or secretary if such an interest exists at the time. This notification requirement also applies to any rights or shares acquired by the director’s spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

JAPAN

There are no country-specific provisions.

SINGAPORE

Notifications

Securities Law Information. The McAfee Awards are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and not with a view to these equity awards being subsequently offered for sale to any other party. The Agreement and other related documents have not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. The directors, associate directors and shadow directors of a Singapore affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors and shadow directors must notify the Singapore affiliate in writing of an interest in the Company or any related company (e.g., McAfee Awards) within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when McAfee Shares are sold) or (iii) becoming a director, associate director or shadow director.

UNITED KINGDOM

Terms and Conditions

Tax Withholding. The following provisions supplement Section 9 of the Agreement:

Without limitation to Section 9, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are an executive officer or director of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), you understand that you may not be able to indemnify the Company or the Employer for the amount of Tax-Related Items not collected from or paid by you because the indemnification could be considered to be a loan. In this case, any income tax not collected or paid within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to you on which additional income tax and employee national insurance contributions (“NICs”) may be payable. You understand that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of employee NICs due on this additional benefit which the Company and/or the Employer may recover from you by any of the means set forth in Section 9 of the Agreement.

Section 431 Election. You agree that you are required, as a condition of the adjustment of your FTW Awards and grant of McAfee Awards, to enter into a joint election with the Employer pursuant to section 431 of Income Tax (Earnings and Pensions) Act 2003 (or such other election as the Company may direct for the same purpose) electing that the fair market value of the McAfee Shares to be acquired upon the conversion of your FTW CRSUs (or upon the future vesting of McAfee Replacement RSUs or McAfee Converted RSUs, which may be granted to you under the Agreement) will be calculated as if they were not “restricted securities.” The issuance of McAfee Shares under the conversion of FTW CRSUs is conditioned upon your entering into the form of section 431 election attached to this Non-U.S. Addendum.

United Kingdom

Section 431 Joint Election Form

Joint Election under s431 ITEPA 2003

for full disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1. Between

the Employee
whose National Insurance Number is

and

the Company (who is the Employee’s employer)
of Company Registration Number

2. Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the purposes of income tax and National Insurance contributions (“NICs”), the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional income tax will be payable as a result of this election (with PAYE withholding and NICs being applicable where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that income tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the income tax/NICs due by reason of this election. Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3. Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities
Description of securities	Shares of Class A Common Stock
Name of issuer of securities	McAfee Corp.

To be acquired by the Employee on or after the date of this Election under the terms of the McAfee 2017 Management Incentive Plan.

4. Extent of Application

This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5. Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/ /
Signature (Employee)	Date

/ /
Signature (for and on behalf of the Company)	Date

Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.